UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): July 31, 2006


                              Analog Devices, Inc.
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             (Exact name of registrant as specified in its charter)


       Massachusetts                 1-7819                     04-2348234
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(State or other jurisdiction      (Commission                 (IRS Employer
      of incorporation            File Number)             Identification No.)


         One Technology Way, Norwood, MA                           02062
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     (Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code: (781) 329-4700


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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01.      Other Events

         On July 31, 2006, Analog Devices, Inc. ("ADI" or the "Company") completed the acquisition of privately held Integrant Technologies, Inc.

         Under the terms of the share purchase agreement, ADI paid approximately $127 million in cash at the closing in exchange for substantially all of the outstanding shares of Integrant. A portion of the consideration payable to the shareholders of Integrant was placed into escrow to secure potential indemnification claims under the share purchase agreement and to facilitate the acquisition of the remaining shares not acquired at closing. ADI may pay up to an additional $33 million upon the satisfaction of certain conditions. The acquisition is expected to increase ADI's revenue by approximately 1% of sales in each of the next few quarters. ADI expects to record a one-time charge of approximately $12 million in the fourth quarter of fiscal 2006, which ends October 28, 2006, for purchased in-process research and development expenses.

         Located in Seoul, Korea, Integrant is the leading supplier of low-power radio tuners that allow mobile communications, computer, and consumer devices to receive digital television (TV) and digital radio broadcasts. Integrant is best known for the low-power Digital Multimedia Broadcast (DMB) mobile TV tuners it supplies to Korea's leading mobile phone manufacturers. Korea leads the world in the deployment of mobile TV services. In addition, Integrant ships tuners from the same product family to support the new ISDB-T mobile TV standard in Japan.

         This filing contains forward-looking statements, which address a variety of subjects including, for example, the expected benefits of the Integrant acquisition, the expected charge related to in-process research and development expenses resulting from the acquisition, and ADI's expected revenue, product development, technical advances and customer support plans following the transaction. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the transaction may involve unexpected costs; the expected benefits of the transaction may not be achieved in a timely manner, or at all; Integrant's business may not be successfully integrated with ADI's following the closing; disruption from the transaction may adversely affect Integrant's relationships with its customers, suppliers or employees; and ADI may be unable to achieve the expected product development and technical advances following the transaction. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to ADI's filings with the Securities and Exchange Commission, including the risk factors contained in ADI's most recent Quarterly Report on Form 10-Q. Forward-looking statements represent management's current expectations and are inherently uncertain. ADI does not undertake any obligation to update forward-looking statements made by ADI.

         A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits

    (d)      Exhibits


Exhibit No.    Description
----------     -----------

99.1           Press release dated July 31, 2006

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: July 31, 2006                    ANALOG DEVICES, INC.

                                       By:  /s/ Margaret K. Seif
                                            -----------------------------------
                                            Margaret K. Seif
                                            Vice President, General Counsel and
                                            Secretary



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                                  EXHIBIT INDEX

Exhibit No.    Description
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99.1           Press release dated July 31, 2006